Exhibit 99.1

FOR: PROLIANCE INTERNATIONAL, INC.

Contact: Arlen F. Henock Chief Financial Officer (203) 859-3626

FOR IMMEDIATE RELEASE
FD Investor Contact: Eric Boyriven, Alexandra Tramont (212) 850-5600

PROLIANCE INTERNATIONAL, INC. TAKES ACTION TO IMPROVE PROFITABILITY

NEW HAVEN, CONNECTICUT, October 2, 2007 – Proliance International, Inc. (AMEX: PLI) announced today that, as part of its previously announced restructuring initiative, it is closing 36 branch locations. This brings the total branch closures since the end of the second quarter to 38. These actions will improve the Company’s profitability and enable it to more profitably serve customers in these locations in the future. As part of this action, the Company has either sold or will be selling select branch assets in these locations to various distributors that include 1•800 RADIATOR, Heatex and Roppel Industries. Accordingly, in the future, the Company will serve customers purchasing automotive and light truck products in these locations by selling to retailers, wholesalers and distributors who service these markets. Specific terms of the transactions were not disclosed. As a result of the actions announced today, and the closure of two branches since the end of the second quarter of 2007, the Company will now operate 47 branches.

Exiting these branches is consistent with the Company’s previously stated strategic goal of reducing operating costs, while enabling it to build stronger relationships with retailers, wholesalers, distributors and other key customers who service these markets through their resale distribution networks.

Heavy Duty customers in these markets will continue to be served through the Company’s Heavy Duty regional plants, as well as through other Proliance branch locations, which will be adding focus on this customer segment.

As a result of this go-to-market strategic initiative, the Company expects to record between $0.5 million and $0.7 million in restructuring charges in the fourth quarter, which is part of the previously announced $5.0 million to $7.0 million in restructuring charges that the Company expects to record as a result of its initiatives in 2007. Future cost savings, as a result of these actions, are expected to significantly exceed these restructuring costs. Including the charges related to the actions above, the Company has incurred approximately $4.0 million in restructuring charges to date in 2007.

Proliance International, Inc. is a leading global manufacturer and distributor of aftermarket heat exchange and temperature control products for automotive and heavy-duty applications serving North America, Central America and Europe.

Proliance International, Inc.’s Strategic Corporate Values Are:

•	Being An Exemplary Corporate Citizen
•	Employing Exceptional People
•	Dedication To World-Class Quality Standards
•	Market Leadership Through Superior Customer Service
•	Commitment to Exceptional Financial Performance

FORWARD-LOOKING STATEMENTS

Statements included in this press release, which are not historical in nature, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements relating to the future financial performance of the Company are subject to business conditions and growth in the general economy and automotive and truck business, the impact of competitive products and pricing, changes in customer product mix, failure to obtain new customers or retain old customers or changes in the financial stability of customers, changes in the cost of raw materials, components or finished products and changes in interest rates. Such statements are based upon the current beliefs and expectations of Proliance management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. When used in this press release, the terms “anticipate,” “believe,” “estimate,” “expect,” “may,” “objective,” “plan,” “possible,” “potential,” “project,” “will” and similar expressions identify forward-looking statements.

Factors that could cause Proliance’s results to differ materially from those described in the forward-looking statements can be found in the 2006 Annual Report on Form 10-K of Proliance, in the Quarterly Reports on Forms 10-Q of Proliance, and Proliance’s other filings with the SEC. The forward-looking statements contained in this press release are made as of the date hereof, and we do not undertake any obligation to update any forward-looking statements, whether as a result of future events, new information or otherwise.